UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Culp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1823 Eastchester Drive
High Point, North Carolina 27265
Telephone: (336) 889-5161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
September 20, 2017

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the “Company”) will be held at the Company’s corporate offices, 1823 Eastchester Drive, High Point, North Carolina, on Wednesday, September 20, 2017, at 9:00 a.m. local time, for the purpose of considering and acting on the following matters:

(1)	The election of six directors to serve until their successors are duly elected and qualified;
(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the current fiscal year;
(3)	An advisory vote on executive compensation (a Say on Pay vote); and
(4)	An advisory vote on the frequency of Say on Pay votes on executive compensation; and
(5)	The transaction of such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
Only shareholders of record as of the close of business on July 20, 2017 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope.  If you attend the meeting, your proxy will be returned to you upon request.  You may also vote by telephone or on the Internet, as described in the proxy statement and on the proxy card.

The proxy statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy.  You are urged to study this information carefully.

The 2017 Annual Report of the Company also accompanies this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 20, 2017:  The Proxy Statement and the Annual Report to Shareholders for the fiscal year ended April 30, 2017 are also available free of charge at www.culp.com.

By Order of the Board of Directors,

KENNETH R. BOWLING
Corporate Secretary

August 18, 2017

2

Proxy Statement

INTRODUCTION

This proxy statement is furnished to the shareholders of Culp, Inc. (sometimes referred to as the “Company”) by the Company’s Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, September 20, 2017, at 9:00 a.m. at the Company’s corporate offices, 1823 Eastchester Drive, High Point, North Carolina, and at any adjournment or adjournments thereof.  Action will be taken at the Annual Meeting on the items described in this proxy statement, and on any other business that properly comes before the meeting.

This proxy statement, the accompanying form of proxy and the Company’s 2017 Annual Report to Shareholders are first being mailed to shareholders on or about August 18, 2017.  The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting.  Most shareholders have the choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number.  You should refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available.  Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible.  The Internet and telephone voting facilities for eligible shareholders of record will close at 1:00 a.m. Central Daylight Time on September 20, 2017.  Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card.  The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.  In the event that the proxy card does not reference Internet or telephone voting information because the recipient is not the registered owner of the shares, the proxy card must be completed and returned in the self-addressed, postage-paid envelope provided.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of our director nominees (Proposal 1 of this proxy statement), in the advisory vote on our executive compensation (a Say on Pay vote) (Proposal 3 of this proxy statement), and in the advisory vote on the frequency of Say on Pay votes on our executive compensation (Proposal 4 of this proxy statement).  As a result of current regulations, your bank or broker is not allowed to vote your uninstructed shares on a discretionary basis on matters related to the election of directors or executive compensation.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the Say on Pay advisory vote and the advisory vote on the frequency of Say on Pay votes, no votes will be cast on your behalf with respect to the proposals for which you did not provide voting instructions.  Your bank or broker will still have voting discretion on your uninstructed shares with respect to ratification of our independent auditors (Proposal 2 of this proxy statement) or routine matters that may properly come before the meeting.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

•	duly executing a proxy bearing a later date;
•	executing a notice of revocation in a written instrument filed with the secretary of the Company; or
•	appearing at the meeting and notifying the secretary of the intention to vote in person.

Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the election of all the director nominees named in this proxy statement, for ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year, for the Say on Pay shareholder resolution approving the Company’s executive compensation program, and for the proposal setting the frequency of Say on Pay advisory votes to every one year.  The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.  If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  A shareholder abstaining from the vote on a proposal and any votes not made or not permitted to be made by banks or brokers (broker non-votes) will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question.

With regard to the election of directors, shareholder may cast votes in favor of a nominee or withhold votes from a nominee, and directors will be elected by a plurality of the votes cast.  Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors.  Cumulative voting is not permitted.  With regard to ratification of Grant Thornton LLP as the Company’s independent auditors and approval of the Say on Pay shareholder resolution approving the Company’s executive compensation program, shareholders may vote for or against each proposal or abstain from voting, and each proposal will be approved if more votes are cast in favor of such proposal than are cast against it.  With regard to the advisory vote on the frequency of Say on Pay votes on executive compensation, shareholders may vote for a Say on Pay vote to be held every one, two or three years or abstain from voting, and the frequency alternative receiving the greatest number of votes case will be the frequency recommended by the shareholders.  Abstentions and broker non-votes will have no effect on the outcome of the vote on any of these proposals.

Shareholders do not have dissenters’ rights with respect to any of the matters to be considered.

Although the advisory votes on the Company’s executive compensation and frequency of the Say on Pay votes are non-binding, the Board will consider the outcome when considering future executive compensation decisions.

The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies.  Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone.  However, Company employees will not be specifically compensated for these services.  The Company also will request brokers and others to send solicitation material to beneficial owners of the Company’s stock and will, upon request, reimburse their out-of-pocket costs.

VOTING SECURITIES

Only shareholders of record at the close of business on July 20, 2017 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.  The number of outstanding shares entitled to vote at the meeting is 12,441,161.  Shareholders are entitled to one vote for each share of the Company’s common stock.

The following table lists the beneficial ownership of the Company’s common stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such common stock as of April 30, 2017 (fiscal year-end date).  The number of outstanding shares at April 30, 2017 was 12,356,631.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares

Common stock, par value $.05 per share	Aberdeen Asset Management PLC 10 Queens Terrace Aberdeen, Scotland	1,278,167 (1)	10.3%

	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,200,527 (2)	9.7%

	Black Rock, Inc. 55 East 52nd Street New York, NY 10055	1,196,359 (3)	9.7%

	Atlantic Trust and Robert G. Culp, III, jointly through the Robert G. Culp, Jr. Trust 100 Federal Street, 37th Floor Boston, MA 02110	1,073,832 (4)	8.7%

	Robert G. Culp, III, outside of Robert G. Culp, Jr. Trust 903 Forrest Hill Drive High Point, NC 27262	118,157 (5)	1.0%

	Total for Robert G. Culp, III 903 Forrest Hill Drive High Point, NC 27262	1,191,989 (6)	9.7%

	Victory Capital Management Inc. 4900 Tiedeman Road, 4th Floor Brooklyn, OH 44144	771,829 (7)	6.2%

	Dimensional Fund Advisors, L.P. 6300 Bee Cave Road Building One Austin, TX 78746	667,099 (8)	5.4%

	Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	627,300 (9)	5.1%

(1)
Based upon information obtained from a Schedule G filed with the Securities and Exchange Commission on April 5, 2017, Aberdeen Asset Management PLC has shared power to vote and shared dispositive power over 1,278,167 shares.

(2)
Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (“Price Associates”) on February 7, 2017, and includes shares held by the T. Rowe Price Small-Cap Value Fund, Inc., which owns 797,357 shares, representing 6.5% of the shares outstanding.  Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2017, BlackRock Inc. has the power to vote 1,171,659 shares and dispositive power over the 1,196,359 shares.

(4)	All of these shares also are included in the total shares listed below for Robert G. Culp, III (see Note (6) below). These shares are held of record by Atlantic Trust for the benefit of

Name	Amount of Shares*

Judith C. Walker, sister of Robert G. Culp, III	343,108
Harry R. Culp, brother of Robert G. Culp, III	178,857
Robert G. Culp, III	551,867
1,073,832

* Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest.

(5)
These shares do not include the shares listed above that also are beneficially owned by Atlantic Trust as trustee of the Robert G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest (see Note (4) above).  These shares include 16,863 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims.

(6)
These shares include all of the shares listed above that are beneficially owned by Atlantic Trust as trustee of the Robert G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest (see Note (4) above).  These shares also include all of the shares listed above that are beneficially owned by Robert G. Culp, III outside of the Robert G. Culp, Jr. Trust (see Note (5) above).

(7)
Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2017, Victory Capital Management Inc. has the power to vote 752,729 shares and dispositive power over 771,829 shares.

(8)
Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017, Dimensional Fund Advisors, L.P. has the power to vote 640,107 shares and dispositive power over 667,099 shares.

(9)
Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017, Renaissance Technologies LLC has the sole power to vote 627,300 shares and sole dispositive power over 627,300 shares.

PROPOSAL 1:  ELECTION OF DIRECTORS

The number of directors constituting the Board has been fixed at six in accordance with the Company’s bylaws.  Under the Company’s bylaws, directors are elected at each annual meeting and hold office for a one-year term or until their respective successors are elected and have qualified.  The terms of all six directors expire at the 2017 Annual Meeting, and thus six directors will be elected for a one-year term at the 2017 Annual Meeting.

In the absence of specifications to the contrary, proxies will be voted for the election of each of the six nominees listed in the table below, and an equal number of votes will be cast for each nominee.  In no case will proxies be voted for more than six nominees.  The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors.  If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees.  The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Nominees:

ROBERT G. CULP, III is one of the founders of the Company and was executive vice president and secretary until 1981 when he was elected by the Board to serve as president. The Board elected Mr. Culp chief operating officer in 1985 and chief executive officer in 1988, and he held that position until 2007.  In 1990, the Board of Directors elected Mr. Culp Chairman of the Board, and he continues to serve in that role.  Mr. Culp currently serves as a member of the board of directors of Old Dominion Freight Line, Inc. in Thomasville, North Carolina and Leggett & Platt, Incorporated in Carthage, Missouri.  He is the father of Robert G. Culp, IV.

Mr. Culp, as one of the Company’s founders, has intimate knowledge of the Company and its development, as well as the furniture and bedding industries.  He has strong relationships throughout the Company’s industries, and brings extensive knowledge and skills for marketing fabrics, as well as executive and management experience.

FRANKLIN N. SAXON has been employed by the Company since 1983, serving in various capacities, including chief financial officer from 1985 to 1998.  In 1998, Mr. Saxon was elected president, Culp Velvets/Prints division.  From 2001 through 2004, Mr. Saxon served as executive vice president, chief financial officer and president, Culp Velvets/Prints division.  The Board elected Mr. Saxon president and chief operating officer of the Company in 2004.  He was elected as president and chief executive officer in 2007.

Mr. Saxon has very strong knowledge about the Company and its business, having been employed with Culp since before it became a public company.  He developed management and executive skills in a number of leadership roles in the Company before being named CEO.  He also has extensive financial management expertise, having worked in public accounting before joining the Company, and serving as the Company’s chief financial officer for many years.

PATRICK B. FLAVIN is the retired president and chief investment officer of Flavin, Blake & Co., Inc., an investment management company.

Mr. Flavin has enjoyed a long career in investments and finance, and he brings to the Company strong skills in accounting, financial analysis and risk management as a Chartered Financial Analyst.  He has substantial experience analyzing the financial performance of companies in the furniture and bedding industries.  Mr. Flavin also has international business knowledge, based upon prior overseas employment in the financial services industry.

FRED A. JACKSON is the retired Chief Executive Officer of American & Efird LLC, a global manufacturer of sewing, thread, embroidery thread, and technical textiles.  He served American & Efird for 38 years in various positions before his retirement from the CEO position in September 2015, and continues to serve as non-executive chairman for the Advisory Board of American & Efird Global, L.P.

Mr. Jackson brings to the Company extensive experience and knowledge in textiles and related industries, both domestic and international, and has significant financial management and executive leadership experienced gained through his long tenure with American & Efird LLC, including its international subsidiaries and joint ventures, and leadership positions in textile industry trade associations.

KENNETH R. LARSON is owner and chief executive officer of Slumberland Furniture in Little Canada, Minnesota, a home furnishings retailer with 128 stores in a twelve-state area.

Mr. Larson brings to the Company deep knowledge about retail and marketing environments in bedding and furniture, having founded and grown a large retailer of these products.  He also has substantial executive and management expertise through the company he founded and led for many years, and additional oversight experience through service on over 10 non-profit boards.

KENNETH W. MCALLISTER has been member/manager of the law firm McAllister, Aldridge & Kreinbrink, PLLC and its predecessor, The McAllister Firm, PLLC, since January 2004.  He was a senior executive vice president and general counsel of Wachovia Corporation, a bank holding company, from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988.  Mr. McAllister served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. He is a director of Lawyers Mutual Liability Insurance Company of North Carolina, of which he served as chairman from May 1, 2012 to May 1, 2015.

Mr. McAllister has extensive corporate governance and legal knowledge, as well as regulatory compliance experience, having served as general counsel of a large public corporation, and as a director of several other organizations.  He has strong knowledge of the financial services industry, and substantial knowledge about the furniture and bedding industries through his lifelong involvement in the High Point and Triad communities in North Carolina.

Non-Director Executive Officers:

ROBERT G. CULP, IV has been employed by the Company since 1998 and has served in various capacities.  The Board elected Mr. Culp as president of the Culp Home Fashions division in 2004.  He is the son of Robert G. Culp, III.

BOYD B. CHUMBLEY has been employed by the Company since 1984 and has served in various capacities.  During the past five years, Mr. Chumbley has served as senior vice president – operations and later as executive vice president of the Culp Upholstery Fabrics division.  The Board elected Mr. Chumbley as president of the Culp Upholstery Fabrics division in 2016.

KENNETH R. BOWLING joined the Company in 1997 as controller for the Culp Velvets/Prints division.  He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002.  In 2004, he was promoted to vice president, finance and treasurer.  Mr. Bowling became the Company’s chief financial officer in 2007 and corporate secretary in 2008, and was named senior vice president in 2016.

THOMAS B. GALLAGHER, JR. joined the Company in 2005 as assistant controller.  He was promoted to controller in 2006, and in 2007, he was elected corporate controller, assistant treasurer and assistant secretary.  Previously he had been senior audit manager with the accounting firm of BDO Seidman, LLP.

The following table sets forth certain information with respect to the nominees for election to the Board of Directors, persons who were directors and executive officers of the Company as of April 30, 2017 and all executive officers, directors and nominees of the Company as a group, a total of 10 persons, as of April 30, 2017:

Name and Age	Position with Company (1)	Year Became Director	Year Term Expires	Shares and Percent of Common Stock Beneficially Owned As of April 30, 2017	Notes
Directors and Executive Officers

Robert G. Culp, III, 70	Chairman of the Board, Director	1972	2017	1,191,989 9.7%	(2)

Franklin N. Saxon, 64	President and Chief Executive Officer, Director	1987	2017	96,517*	(3)

Patrick B. Flavin, 70	Director	1999	2017	10,000*

Fred A. Jackson, 67	Director	2016	2017	9,200*

Kenneth R. Larson, 74	Director	2004	2017	9,967*

Kenneth W. McAllister, 68	Director	2002	2017	21,117*

Robert G. Culp, IV, 46	President, Culp Home Fashions Division	N/A	N/A	36,114*	(4)

Boyd B. Chumbley, 60	President, Culp Upholstery Fabrics Division	N/A	N/A	24,157*	(5)

Kenneth R. Bowling, 55	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	N/A	N/A	8,150*	(6)

Thomas B. Gallagher, Jr., 45	Corporate Controller, Assistant Treasurer and Assistant Secretary	N/A	N/A	---

All executive officers, directors and nominees as a group (10 persons)	N/A	N/A	N/A	1,407,211 11.4%	(7)

*	Less than one percent.

(1)	Officers of the Company were elected by the Board of Directors in July 2017.

(2)
Includes 1,073,832 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest; and 16,863 shares held of record by Susan B. Culp, wife of Robert G. Culp, III.

(3)	Includes approximately 269 shares owned by Mr. Saxon through the Company’s 401(k) plan.

(4)
Includes 15,000 shares subject to options owned by Mr. Culp, IV that are immediately exercisable; approximately 4,709 shares owned by Mr. Culp, IV through the Company’s 401(k) plan; and 16,405 shares owned jointly by Mr. Culp, IV and his spouse.

(5)	Includes approximately 7,626 shares owned by Mr. Chumbley through the Company’s 401(k) plan.

(6)	Includes approximately 3,467 shares owned by Mr. Bowling through the Company’s 401(k) plan.

(7)	Includes 15,000 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

The Board of Directors recommends a vote “FOR” the six nominees listed above as directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders.  The Corporate Governance Guidelines are available on the Company’s website at www.culp.com in the “Investor Relations/Governance” section and are available in print to any shareholder upon request.  In addition, the charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also included in the “Investor Relations/Governance” section of the Company’s website and are available in print to any shareholder upon request.

Director Independence

The Board believes that independent directors should comprise a majority of the Board, and the Company’s Corporate Governance Guidelines (as well as New York Stock Exchange rules) require that a majority of the Company’s Board be independent.  To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director.  These determinations are made annually.  In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the New York Stock Exchange.  In addition, the Board has adopted the following categorical standards, which are included in the Company’s Corporate Governance Guidelines, to assist in the determination of director independence.  These categorical standards conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards:

(i)	Disqualifying Relationships – A director will not be considered independent if any of the following has occurred within the preceding three years:
•	the director was employed by the Company
•	the director’s immediate family member was employed by the Company as an executive officer
•
the director or the director’s immediate family member received more than $25,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company)

•	the director was affiliated with or employed by the Company’s independent auditor
•	the director’s immediate family member was affiliated with or employed by the Company’s independent auditor as a partner, principal, manager, or in any other professional capacity
•
an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director’s immediate family member as an executive officer

(ii)	Commercial Relationships – The following commercial relationships will not be considered to be material relationships that would impair a director’s status as being independent:
•
the director is an executive officer or employee or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

•
the director’s immediate family member is an executive officer or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

•
the director or the director’s immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

(iii)
Charitable Relationships – The following charitable relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a member of a director’s immediate family, serves as an executive officer of a charitable or other not-for-profit organization, and the Company’s charitable contributions to the organization, in the aggregate, are less than two percent of that organization’s total revenues during its most recent fiscal year.

(iv)	Stock Ownership – Ownership of a significant amount of the Company’s stock does not necessarily preclude a determination of independence.

Applying the independence standards described above, the Board has determined that the following current directors and/or nominees are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s categorical standards of independence:  Messrs. Flavin, Jackson, Larson and McAllister.  These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors.

Board Leadership Structure and Lead Director; Executive Sessions of Independent Directors

The roles of Chairman of the Board and Chief Executive Officer are filled separately by two individuals, both of whom are executive officers.  The Board believes it should have flexibility to decide whether it is best for the Company at a given point in time for the roles of the Chief Executive Officer and Chairman of the Board to be separate or combined and, if separate, whether the Chairman should be selected from the independent directors or be an employee.  The Board believes that the complementary leadership skills of Mr. Culp, III as Chairman and Mr. Saxon as CEO are currently serving the Board and the Company well.

Independent Board members meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the independent directors request the attendance of any executive officers).  These meetings normally occur quarterly.  The independent directors have designated a “lead director” to preside at these meetings, to advise management and to otherwise act as a liaison between the independent directors and the Company’s management.  Mr. McAllister has served as lead director since 2006.

Director Attendance at Annual Meetings

Directors are expected to attend the Company’s Annual Meeting of Shareholders absent exceptional cause.  All directors then on the Board attended the 2016 Annual Meeting of Shareholders.

Risk Oversight

The Board oversees risk-assessment in a number of ways, both as a full Board and through its committees.  The Board assesses enterprise risk as it reviews and directs the Company’s strategic plans and decisions, both for operational and financial matters.  The Board as a whole, in executive sessions and in meetings with management, assesses risks faced by the Company and evaluates ways to mitigate those risks.  For instance, the Board exercises oversight of information technology infrastructure and cybersecurity risks, in part through annual meetings with the head of the Company’s information technology department to review the Company’s readiness and ability to thwart a cybersecurity threat or recover from a technology failure.  The Audit Committee has the responsibility to review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, issues regarding the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and the steps management has taken to monitor and mitigate such exposure.  In addition, the Compensation Committee assesses the Company’s compensation policies and practices to ensure that compensation arrangements do not provide incentives that create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  The Code is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section and is available in print to any shareholder who requests it.  The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to or waivers granted under the Code with regard to executive officers.

Anti-Hedging and Anti-Pledging Policies

The Company maintains a policy that prohibits all directors, executive officers and other designated individuals from hedging with respect to any of the Company’s securities.  This includes a prohibition on purchasing any instrument or engaging in any transaction, including put options or forward-sale contracts, with the purpose of offsetting or reducing exposure to the risk of price fluctuations in Company securities.  In addition, the Company’s policy strongly discourages directors, executive officers and other designated individuals from pledging Company securities to secure a loan, including holding such securities in a margin account, unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities.  In addition, Company policy requires advance notice and pre-clearance of any such pledge or margin transaction.

Communications with Directors

The Company and the Company’s Board of Directors believe it is important that a direct and open line of communication exist between the Company’s Board of Directors and its shareholders and other interested parties.  Any shareholder or other interested party who desires to contact the Company’s directors may send a letter to the following address:

Culp, Inc. Board of Directors
c/o Corporate Secretary
1823 Eastchester Drive
High Point, North Carolina  27265

Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead director designated by the independent directors.

The Company also has a separate policy that allows shareholders, employees or other interested parties to communicate with the Chairman of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters.  More details about this policy are available on the Company’s internet website at www.culp.com, in the “Investor Relations/Governance” section under the heading “Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters.”

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company.  The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company’s internet website at www.culp.com, in the “Investor Relations/Governance” section.  Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board of Directors and as defined by New York Stock Exchange rules.  All of the current members of the Corporate Governance and Nominating Committee are independent directors.

The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis.  In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes.  In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board.  The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company.  In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company’s industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise.  When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above.  In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past.  Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to the Company’s Secretary at the Company’s main office.  In order to be considered, such recommendations must be received at least 60 days prior to the date of the meeting at which directors are to be elected.  Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director.  Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate.  The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

BOARD COMMITTEES AND ATTENDANCE

There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.  Each of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served on such committees at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange and the Company’s categorical standards of independence.  Also, each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and each of the members of our Compensation Committee is “independent” for purposes of Section 10C-1of the Securities Exchange Act of 1934.  The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culp.com in the “Investor Relations/Governance” section.

Executive Committee

The Executive Committee, the members of which are Messrs. Culp (Chairman), Saxon and McAllister, may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees.  Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members.  The Executive Committee did not hold any formal meetings during fiscal 2017, and all significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided.  The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company’s significant accounting policies, internal accounting controls, reports from the Company’s internal auditor, quarterly financial information releases, Quarterly Reports on Form 10-Q, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission.  In addition, the committee reviews and approves all significant transactions between the Company and any related party, and reviews the Company’s risk assessment and risk management policies.

Members of the Audit Committee are Messrs. Flavin (Chairman), Jackson, Larson and McAllister.  The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the New York Stock Exchange.  In addition, the Board has determined that Mr. Flavin qualifies as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer’s compensation after consulting with the Board of Directors.  The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer.  The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted.  In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation.

In fiscal 2017, the Compensation Committee engaged John Bloedorn as a third party advisor to provide advice, research, evaluation and design services related to executive compensation.  Mr. Bloedorn provided advice to the Compensation Committee on market trends and best practices in executive compensation, the structure and design of the Company’s compensation program, and the relationship between executive compensation and Company performance.  Mr. Bloedorn also has assisted the Compensation Committee in defining the list of peer companies the Compensation Committee uses to compare the Company’s pay practices and levels to those of other companies within our industry or related industries. During fiscal 2017, Mr. Bloedorn did not provide any services to the Company other than the assistance it provided to the Compensation Committee.

The committee’s charter does not address its ability to delegate its authority to others, and although it may have such power, in practice the Compensation Committee approves all final decisions regarding changes in the compensation of executive officers.  The members of this committee are Messrs. Larson (Chairman), Flavin, Jackson and McAllister.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Messrs. McAllister (Chairman), Jackson, Larson and Flavin.  The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board’s policies and procedures, and to corporate governance policies applicable to the Company.

Attendance

During the fiscal year ended April 30, 2017, the Board of Directors had eight meetings; the Audit Committee had eleven meetings; the Compensation Committee had six meetings; and the Corporate Governance and Nominating Committee had four meetings.  Each Board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section is intended to give information about the compensation program for our named executive officers (“NEOs”), who are:

Robert G. Culp, III	Chairman
Franklin N. Saxon	President and Chief Executive Officer
Robert G. Culp, IV	President, Culp Home Fashions Division
Boyd B. Chumbley	President, Culp Upholstery Fabrics Division
Kenneth R. Bowling	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

The Compensation Committee of our Board of Directors (the “Committee”), which is made up solely of independent directors, leads and directs our executive compensation program.  This section provides an overview of the Company’s compensation practices and compensation for our NEOs.  Additional details about the individual compensation of each NEO and the annual review of compensation for our NEOs is contained in the sections that follow, and this Compensation Disclosure and Analysis should be read in connection with that information.

Executive Summary

The Committee has adopted an executive compensation strategy statement, which provides that the primary purpose of the Company’s executive compensation program is to support growth in earnings, return on capital, and shareholder value.  The compensation structure adopted by the Committee for NEOs seeks to accomplish these goals by relying heavily on incentive-based compensation that is linked to the Company’s financial results, as opposed to fixed compensation.

Base salaries for NEOs are set at levels that are believed to be below market levels based on data from comparable peer companies, and NEOs then have the opportunity to earn significant additional compensation through short term and long term incentive plans that can result in compensation above market levels if the Company achieves superior financial results.  Short term (annual) incentive compensation is based on economic value added (EVA), which is a performance measure that is similar to return on capital and requires an 18% capital charge before any EVA is credited to an annual incentive fund.  Long term incentive compensation is based on growth in operating income and the Company’s stock price through performance-based restricted stock units (RSUs) that award variable amounts of Company stock to the NEOs only upon the attainment of growth rate hurdles for cumulative three-year operating income.  The plan is calibrated such that it has a target burn rate of less than 1%.  In addition to these major elements of executive compensation, the Company provides a limited selection of additional benefits and perquisites to NEOs.

Company Performance Highlights and Effects on Compensation

During fiscal 2017, the Company experienced strong levels of profitability and cash generation, despite a challenging demand environment that led to a small decline in sales.  Shareholders’ equity and the Company’s stock price increased by significant margins during the year.  Economic Value Added (EVA) experienced strong growth in fiscal 2017, with overall Company EVA reaching a new record level.  The fiscal 2017 result was 8% higher than the record EVA achieved in fiscal 2016, which was 28% higher than the prior year.  EVA for the Company more than doubled over the past three years.  These results have generated bonus payments at the high end of the range under the annual incentive compensation program, based on the attainment of aggressive performance-based targets.

Operating income during the past three years, which is the performance measure for long-term incentive compensation, also experienced strong growth.  During the three years ending with fiscal 2017, operating income grew by 49% at the corporate level, with operating income increasing by 68% for the mattress fabrics division and 38% for the upholstery fabrics division.  These strong results led to grants of shares to NEOs at the maximum level for RSUs granted in fiscal 2015 under the Company’s long-term incentive plan.

The Committee determined that other strong performance results also supported the levels of NEO compensation paid in fiscal 2017.  These included:

•	Record pre-tax income in fiscal 2017 that was 6% higher than the record set in 2016, which was 22% higher than in fiscal 2015
•	Pre-tax margins increased to record levels for both divisions and for the Company overall
•	Strong growth in cash flow, leading to a record level of cash and cash equivalents, short term investments and long-term investments held to maturity at the end of the fiscal year
•	The Company’s stock price increased 22% during fiscal 2017

Overview and Objective – Compensation Strategy

The primary purpose of our executive compensation program is to support the corporate business goals of increasing our earnings, return on capital and shareholder value.  We believe the best way to accomplish this purpose is to focus the program on these objectives:

•	Embracing a pay for results philosophy. Total pay is directly aligned with Company performance success through the use of management incentives;
•	Attracting and retaining management with the knowledge, skills and ability to lead the Company successfully;
•	Fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•	Aligning the long-term interests of management with those of our shareholders.

Our Compensation Committee’s policy is to provide compensation for our executive officers that represents conservative salaries coupled with challenging performance-based incentives.  As such, our executive compensation program is sensitive to:

(1)	The compensation paid to executive officers at comparable companies but accomplished through lower salaries and higher annual incentive opportunities, coupled with lower long-term incentives;
(2)
Our financial performance compared against challenging return on capital-type targets (currently an EVA, or Economic Value Added, measure) for annual incentives, and operating income for long-term incentives;

(3)	Each individual officer’s contribution to our Company.

Our corporate culture and compensation philosophy calls for rewarding successful results, rather than effort, through performance-based and variable incentives.  Our compensation program is intended to support the following:

•	continuing to be the industry market leader in product innovation;
•	a planned and disciplined approach to managing the business and capital utilization;
•	maintaining a strong focus on growth, return on capital and shareholder returns;
•	prudent/calculated risk taking;
•	being more team-oriented than individual accountability oriented;
•	decision making that is decentralized as pertains to sales, marketing and operations; and centralized as pertains to strategic matters;
•	a balanced time perspective as relates to the long term and the short term.

Compensation Elements

The overall compensation program consists of base salary, annual incentives, long-term incentives and benefits.  These benefits include a 401(k) plan, health and other welfare benefits, deferred compensation, life insurance and limited perquisites such as auto allowance.  Certain executive officers also participate in a severance protection plan.  Further details about the elements of our compensation program are set forth on the following pages.

Element	Form of compensation	Purpose	Performance criteria

Base salary	Cash	Providing a competitive but conservative level of fixed compensation that appropriately balances the need to be market competitive and the need to control fixed costs	Not performance-based

Annual incentive bonus	Cash	Creating an incentive for executive officers to direct their efforts toward achieving specified financial goals for the Company	Economic value added (EVA), which reflects return on capital

Long-term incentive awards	Performance-based restricted stock units or other equity-based awards	Creating an incentive for meeting or exceeding longer-term financial goals and encouraging an equity stake in our Company	Cumulative operating income and common stock price

Health and welfare plans
Eligibility to receive
available health and other
welfare benefits paid for,
in whole or in part, by the
Company, including
broad-based medical, life
insurance and disability
plans, and a severance
plan
		Providing a competitive, broad-based employee benefits structure	Not performance-based

Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees) and, for certain officers, a supplemental deferred compensation plan	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

Split-dollar life insurance	Company-paid life insurance for the benefit of Mr. Culp, III, our Chairman	Providing an additional death benefit in a cost-effective manner	Not performance-based

Perquisites	Automobile allowance or lease, plus business club dues for our Chairman	Providing limited business related perquisites	Not performance-based

Severance protection plan	Eligibility to receive cash severance in connection with termination in anticipation of or within a defined period after a change of control	Providing a competitive compensation package and ensuring continuity of management in the event of any actual or threatened change in control of our Company	Not performance-based

Position Relative to Market and Peer Comparison Group

Periodically the Compensation Committee has compared the Company’s pay practices and levels of pay to those of other companies within our industry or related industries from which we might seek or possibly could lose management talent.  The Committee views such data to be useful information but does not believe such data should be deemed the best and final determinant of its compensation decision-making.  The Committee makes prudent distinctions between Culp’s executive compensation program and the practices at comparable companies when deemed necessary to maintain an effective compensation program.  It is the Company’s belief that, in the final analysis, performance rather than benchmarking data should drive its executive compensation decisions.

The Committee periodically undertakes an update and further refinement of the group of peer companies that it reviews in connection with analyzing compensation levels for Company executives.  The Committee engages a compensation consultant to advise it about a number of compensation-related issues, including development of an appropriate list of peer companies.  The consultant identified 16 companies in the same or related industries as the Company, most of which have revenues between three times and one-third of the Company’s revenues.  Information concerning compensation at the 16 companies in this group was considered in setting executive compensation levels for fiscal 2017.  However, as noted above, it is the Company’s financial performance rather than benchmarking data that drives executive compensation.

The group of 16 companies was as follows:

American Woodmark Corporation
Bassett Furniture Industries, Inc.
Crown Crafts, Inc.
Delta Apparel, Inc.
Ethan Allen Interiors, Inc.
Flexsteel Industries, Inc.
Haverty Furniture Companies, Inc.
Hooker Furniture Corp, Inc.
Oxford Industries, Inc.
Stanley Furniture Company, Inc.
Summer Infant, Inc.
Superior Uniform Group, Inc.
The Dixie Group
Trex Company, Inc.
Unifi, Inc.
Xerium Technologies, Inc.

The Committee has identified what it believes to be appropriate positioning targets for our compensation program relative to the market and in accordance with various performance levels.  A summary of these positioning objectives is as follows:

Desired Pay Positioning Relative to Competitive Employment Market at Various Performance Levels
	Base Salary	+	Annual Incentive	=	Total Cash Compensation	+	Long-Term Incentive	=	Total Direct Compensation
At Threshold Company Performance	Below Market	+	Below Market	=	Below Market	+	Significantly Below Market	=	Well Below Market
At Target Company Performance	Below Market	+	Above Market	=	At Market	+	Below Market	=	Slightly Below Market
At Superior Company Performance	Below Market	+	Significantly Above Market	=	Above Market	+	At Market	=	Slightly Above Market

Base Salary

Our Compensation Committee considers base salaries to be a fixed expense and sets them conservatively for our named executive officers.  In doing so, consideration is given to:

(1)            each individual officer’s level of responsibility;

(2)            each individual officer’s assessed performance contribution to our Company; and

(3)            base salaries paid to executive officers at comparable companies.

In setting base salaries, the Committee has sought to establish annual amounts that are generally somewhat below the average amounts at comparable peer companies, in keeping with our philosophy to pay conservative salaries and allow executives the opportunity to earn significant additional compensation through performance-based incentive compensation.

The Committee considered detailed peer company information, which confirmed that the base salaries of our top executives were consistent with our compensation philosophy.  In setting base salaries for the NEOs, the Committee also considers each officer’s performance and contribution to our Company in the prior fiscal year, the Company’s financial performance, and management’s recommendation.  The Committee determined that each of the named executive officers performed well during fiscal 2016 and approved salary increases for our NEOs of three percent for fiscal 2017, the same percentage increase as the prior year.

Annual Incentive Bonus

Our annual incentive plan provides for potential bonus payments to plan participants based upon an economic value added (EVA) performance measure, which rewards return on capital results and focuses on income produced in excess of a “capital charge” (18% for fiscal 2017) defined by the Committee.  EVA is not recorded until the operating income of the relevant reporting unit surpasses this capital charge hurdle.  The Committee believes that the 18% capital charge is a high rate when compared to most companies that use a similar EVA-based compensation program, meaning that significant return occurs for the benefit of the Company (and ultimately shareholders) before executives qualify for annual incentive bonuses.

The awards under the annual incentive plan are issued pursuant to our 2015 Equity Incentive Plan and provide for bonuses based upon the EVA of the entire Company in the case of corporate senior officers and managers, and upon the EVA of one of our two divisions (upholstery fabrics and mattress fabrics) in the case of management of each of the respective divisions.  Messrs. Culp, III; Saxon; and Bowling participate in the plan that awards bonuses based upon the EVA of the Company; Mr. Culp, IV participates in the plan that awards bonuses based upon the EVA of the Culp Home Fashions (CHF) division; and Mr. Chumbley participates in the plan that awards bonuses based on the EVA of the Culp Upholstery Fabrics (CUF) division.

To the extent that EVA above the “capital charge” is produced by a reporting unit in a fiscal year, a sharing percentage is used to determine the bonus pool for the award recipients from that reporting unit.  The sharing percentage and target levels of EVA for each reporting unit are established by the Compensation Committee based upon past and expected financial performance, management’s recommendations and the advice of our compensation consultant.  The sharing percentage for award recipients increases if the reporting unit achieves EVA above the target level.

For fiscal 2017, the Committee established a Level 2 performance goal in accordance with prior practice that could result in a bonus payment of twice the target bonus level, as well as a Level 3 performance goal that could result in maximum annual incentive bonus payments of 2.5 times the target bonus amount.  Performance targets for Level 3 were set at amounts that were considered very challenging by the Committee.  The bonus pool is divided among the recipients from the reporting unit in accordance with proportions established by the Compensation Committee.

The bonus amounts paid under this plan to our named executive officers are reflected in the Summary Compensation Table in the “Non-Equity Incentive Compensation” column.  For our named executive officers who participated in the plan, the target levels of EVA and potential annual incentive bonus payments, as well as actual results achieved, are described in the “Grants of Plan-Based Awards” section following the Summary Compensation Table.  Bonus amounts earned under the EVA annual incentive plan for fiscal 2017 were paid in cash.

In addition to the incentive bonus under the plan based on EVA, Mr. Culp, IV also participates in an incentive plan for management of the CHF division that can result in additional bonus of up to $12,000 per fiscal quarter to Mr. Culp, IV based on the CHF division achieving certain levels of improvement in adjusted gross profit or in total inventory as a percentage of net sales.

Long-Term Incentive Awards

Based upon our overall compensation strategy, the Committee has established a program of granting long-term incentive awards to our NEOs pursuant to the Company’s 2015 Equity Incentive Plan.  These awards are paid in shares of our common stock that may or may not vest, based upon cumulative operating income results over a three-year performance period.

This long-term incentive program was expanded in fiscal 2016 to include certain non-officer employees.  The number of equity awards granted to any individual is based upon the Committee’s assessment of that individual’s level of responsibility and ability to affect operating income and the Company’s common stock price.  In making that judgment, the Committee also considers our overall compensation strategy, the advice of our compensation consultant, management’s recommendation and the remainder of the recipient’s compensation package.

A total of 41,798 restricted stock units were granted to NEOs for fiscal 2017 (compared to 36,777 units for fiscal 2016), with each unit consisting of the right to receive zero to two shares of the common stock of the Company based on attainment of operating income excluding certain one-time or unusual items of the Company, or the division that employs the award recipient, during the three fiscal years following the grant.  For fiscal 2017, the Committee again included Company personnel other than NEOs in the long-term incentive program and granted 25,375 restricted stock units to these individuals to provide additional performance and retention incentives to a larger group of key personnel.

The total commitment of 67,173 restricted stock units maintained a modest burnrate (number of shares utilized as a percent of common shares outstanding) of 0.55% at a target award level when compared to the peer group companies or broader samplings such as the S&P 500.  The units will also vest in the target amounts for each award recipient upon a change in control or the termination of the recipient’s employment without cause or by reason of his death or disability (changed to a “double trigger” for fiscal 2018 awards – see below).  These awards are subject to a clawback feature providing that amounts earned pursuant to the awards be repaid to the Company if reported financial results are subject to a material negative restatement such that the amount earned or vested would have been lower using the restated financial results.

The long-term incentive awards granted under this program to our NEOs are reflected in the Summary Compensation Table in the “Stock Awards” column.  For our named executive officers who received grants under this program in fiscal 2015, 2016 and 2017, the number of unearned units that have not vested and the market value of such unearned units are reflected in the “Outstanding Equity Awards at Fiscal Year-End” table.  Shares of stock that were acquired by NEOs in fiscal 2017 pursuant to vesting of long-term incentive restricted stock unit awards are shown in the “Option Exercises and Stock Vested” table.

Health and Welfare Plans

Our current health and welfare benefit plans are open to all full-time employees.  Under each plan, the named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive.  For example, the amount of each individual’s Company-paid life insurance policy is based on his or her base salary.

Retirement Plans

401(k)

Participation in our tax-qualified 401(k) plan is available to all of our full-time employees over the age of 21 with at least three months of service.  This plan allows our employees to save money for retirement in a tax-advantaged manner.  All of our named executive officers currently participate in this plan.  For each participant for fiscal 2017, we contributed 100% of the first 3% of salary that the participant contributed to the plan, and 50% of the next 2% contributed.  This is the level of matching contribution that the plan prescribes, and it has not been changed for several years.

Supplemental deferred compensation plan

We provided a supplemental deferred compensation plan during fiscal 2017 for our NEOs.  Under this plan, we contribute an amount equal to 15% of Mr. Culp, III’s and Mr. Saxon’s base salary each year to their plan accounts.  For each of Mr. Culp, IV; Mr. Chumbley; and Mr. Bowling, the Company contributed an amount equal to 10% of their respective base salaries for fiscal 2017 to their plan accounts.  The plan also allows participants to defer up to 100% of their respective base salaries and/or annual incentive bonuses after meeting withholding tax requirements.

Split-dollar Life Insurance Plan

We have participated in a split-dollar life insurance plan with Mr. Culp, III, our Chairman and former CEO, for more than 20 years.  Under this plan, we have paid the premiums on policies insuring Mr. Culp’s life and, in some cases, the life of Mr. Culp’s spouse as well.  Two split-dollar agreements were terminated during fiscal 2013 and another was continued, with premium payments that had been suspended being resumed.  The policy covered by the continued agreement insures the life of Mr. Culp only.  Upon the death of Mr. Culp, as set forth in the policy, the beneficiaries named under the policy will receive the policy proceeds that remain after the Company has recovered an amount equal to the total policy premiums we have paid.  The Company is also making an annual payment to Mr. Culp for twelve years or the remainder of his employment term in connection with the agreement to terminate one of the split-dollar agreements.

Perquisites

We provide only very limited perquisites.  During fiscal 2017, the only perquisite provided to most of our named executive officers was an automobile allowance.  We also pay dues to a business club in High Point for Mr. Culp, III, for purposes of meeting with customers and other business contacts.

Severance Protection Plan

We have maintained a severance protection plan for many years that covers certain of our officers, including all of our named executives except Mr. Chumbley (Mr. Chumbley was added to this plan in fiscal 2018).  The plan operates through written agreements we have with each officer.  Under each of these agreements, the officer will be entitled to receive payment from the Company in certain circumstances if the officer’s employment terminates in anticipation of, or within a particular time period following, a change of control of our Company.  The agreements are “double trigger” arrangements that only allow an executive to receive a change of control severance payment if he/she is terminated without cause or can demonstrate an adverse change in his/her conditions of employment.

In each case, upon the officer’s termination, the Company would pay the officer an amount that is approximately double his total cash compensation at the time of termination.  Total cash compensation means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs.  In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well.

Each agreement also provides for an additional payment of one year’s total cash compensation to the officer in exchange for non-competition covenants.  In no case, however, will the executive recipient receive more than the amount permitted by Section 280G of the US Internal Revenue Code relating to excess parachute payments.  Thus, excise tax liabilities are avoided.  For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our named executive officers, see “Potential Payments Upon Termination or Change of Control.”

Consideration of Shareholder Advisory Vote and Changes for Fiscal 2018

At the Company’s 2016 annual meeting of shareholders, 83.5% of the shares for which votes were cast voted to approve the compensation paid to our named executive officers.  The Compensation Committee viewed this as an endorsement of the Company’s compensation philosophy and the compensation paid to its executives, although it recognized that the vote to approve was lower than previous Say on Pay votes.  The Committee believes that the lower approval vote was based in part on a lack of clarity in certain aspects of the Company’s disclosure about executive compensation.  As a result, steps have been taken to substantially expand and enhance disclosures about the Company’s compensation philosophy and practices, particularly in the “Compensation Discussion and Analysis” section of this proxy statement.  The results of those changes are reflected above.

The Committee also took action to make certain changes to various aspects of its compensation program for fiscal 2018, including:

-	adding a relative total shareholder return (TSR) element to the performance criteria for the LTIP program
-	enhancing and expanding anti-hedging and anti-pledging policies
-
changing the change in control provisions of the LTIP awards to a “double trigger,” requiring adverse consequences in addition to a change in control before accelerated vesting of the three-year term of the related RSUs.

Interactions with shareholders and shareholder advisory services, along with the 83.5% approval vote noted above, caused the Committee to believe the Company’s compensation program is generally well supported.  Thus, many elements of the Committee’s approach to executive compensation for fiscal 2018 have remained consistent with the approach in fiscal 2017.

In July 2017, the Committee took action to adjust the salaries of executive officers.  The salaries for the CEO and Chairman were increased by three percent, in line with compensation adjustments for other officers and employees made during the preceding year.  The salaries of Messrs. Culp, IV, Chumbley and Bowling were increased by five percent, based upon an assessment of outstanding performance and increased responsibilities for these individuals.

The annual incentive bonus program has been renewed for fiscal 2018, again using economic value added (EVA) as the performance measurement.  EVA is calculated using operating income, before bonus payments and certain non-recurring items, if any, less a cost of capital charge for the appropriate reporting unit.  Consistent with the program in prior years, the annual incentive bonuses under the plan, if any, will be paid in cash.  Maximum bonus awards at 250% of target bonus levels was retained for fiscal 2018, with that level of bonus being paid if financial performance goals are met that the Committee considers to be very challenging.  Target EVA levels for each reporting unit have been established by the Compensation Committee, and target bonus levels for all named executive officers have been established, ranging from 50% to 100% of annual salary.

The deferred compensation plan was also continued for fiscal 2018, with Company contributions to the accounts of our named executives unchanged from fiscal 2017.

The practice of granting long-term incentive equity awards was continued for fiscal 2018.  The Compensation Committee made awards of performance-based restricted stock units, with terms similar to those granted in fiscal 2017, with awards structured so that shares would be vested at one share per unit for performance at the target level, with a reduction down to zero at the “entry point” of ten percent lower than target, and a potential vesting of two shares per unit (maximum vesting) for performance at fifteen percent higher than target.  In addition, a total shareholder return (TSR) moderator was added such that the number of shares earned pursuant to LTIP awards can increase or decrease based on the Company’s relative TSR performance over the three-year plan period as compared to the TSR of the Russell 2000 Index over the same period, with the same 200% (two shares per unit) maximum payout continuing to apply.  A total of 67,398 units (maximum of 134,796 shares) were granted.  For the named executive officers, the number of units and number of shares of common stock that would vest upon attainment of target operating income levels include a grant of 13,245 units (maximum of 26,490 shares) to Mr. Saxon; a grant of 8,846 units (maximum of 17,692 shares) to Mr. Culp, III; a grant of 7,191 units (maximum of 14,382 shares) to Mr. Culp, IV; a grant of 6,005 units (maximum of 12,010 shares) to Mr. Chumbley; and a grant of 3,811 units (maximum of 7,622 shares) to Mr. Bowling.

Conclusion

Our Compensation Committee has considered each of the elements of the named executive officers’ compensation as described above.  It also has considered the total amounts of current compensation, retirement compensation and potential compensation from equity awards and severance protection that these elements provide to the officers.  The Committee believes the amount of each compensatory element and the total amount of compensation for each named executive officer is reasonable and appropriate in light of the officer’s experience and individual performance contribution, and our recent operational and financial results.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on its review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Compensation Committee.

Kenneth R. Larson, Chairman
Patrick B. Flavin
Fred A. Jackson
Kenneth W. McAllister

SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid for fiscal 2015, 2016 and 2017 to our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e) (1)	(f)	(g)	(h)	(i) (2)	(j)

Robert G. Culp, III Chairman	2017 2016 2015	327,567 318,026 308,764	-- -- --	275,324 284,398 216,666	-- -- --	820,910 797,001 742,807	23,195 20,800 17,194	158,997 162,766 136,702	1,605,993 1,582,991 1,422,133

Franklin N. Saxon President and Chief Executive Officer	2017 2016 2015	416,904 404,761 392,972	-- -- --	412,272 425,823 315,149	-- -- --	1,044,796 1,014,365 945,390	52,954 49,202 40,919	158,508 150,143 79,208	2,085,434 2,044,294 1,773,638

Robert G. Culp, IV President, Culp Home Fashions Division	2017 2016 2015	277,550 269,467 261,618	-- -- --	205,856 212,621 157,353	-- -- --	485,117 438,948 365,891	4,686 3,834 3,035	56,823 57,871 49,368	1,030,032 982,741 837,265

Boyd B. Chumbley President, Culp Upholstery Fabrics Division	2017 2016 2015	247,229 240,028 233,037	-- -- --	171,136 164,147 140,166	-- -- --	272,613 300,765 233,604	5,251 3,452 2,087	56,955 53,013 49,213	753,184 761,405 658,107

Kenneth R. Bowling Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	2017 2016 2015	213,945 207,714 201,664	-- -- --	105,784 98,334 80,854	-- -- --	241,273 208,219 181,933	4,647 4,007 3,224	53,952 51,009 37,418	619,601 569,283 505,093

(1)
These numbers reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for fiscal 2015 through fiscal 2017 for equity-based awards granted to each officer.  The awards therefore reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards.  For information about the relevant assumptions we made in calculating the expense, please see note 12 to the financial statements included in our fiscal 2017 Annual Report on Form 10‑K.  The amounts disclosed for prior years have previously been reported using the amount of compensation expense that was expected to be incurred as required by FASB ASC Topic 718 as of the date of the preparation of this proxy statement, but these amounts are now being disclosed based on a valuation at the grant date, in accordance with SEC guidance.

(2)	The following table shows the components of “All Other Compensation.”

	401(k) plan match ($)	Amount paid for group life insurance(a) ($)	Contribution to non- qualified deferred compensation plan ($)	Perquisites (b)(c) ($)	Other (d) ($)

Culp, III	12,560	1,192	67,588	17,657	60,000
Saxon	14,614	1,192	134,302	8,400	--
Culp, IV	17,000	1,192	30,231	8,400	--
Chumbley	16,287	1,192	31,076	8,400	--
Bowling	16,887	1,192	27,473	8,400	--

(a)   The amount paid for life insurance consists of premiums for group life insurance that is generally available to all salaried full-time employees.

(b)   Mr. Culp, III’s perquisites consisted of $16,500 for an auto allowance, and the remaining balance related to business club dues.

(c)   Perquisites for the other named executive officers were solely for auto allowance.

(d)   Payment pursuant to December 27, 2012 agreement with Mr. Culp, III regarding termination of split dollar insurance agreement.

The stock award expense reflected in column (e) of the Summary Compensation Table is for restricted stock units we granted in fiscal 2017, 2016, and 2015, respectively.

Column (h) of the Summary Compensation Table shows the amount of interest earned during the fiscal year on the officer’s account balance under our deferred compensation plan that the Securities and Exchange Commission considers to be “above market.”   The Compensation Committee is responsible for setting this interest rate.  The current rate, which is the rate for 30-year treasury notes plus 2.5%, has been in place since fiscal 2003.  For more information about this plan, see “−Non-Qualified Deferred Compensation” below.

Grants of Plan-Based Awards

The following table provides information about the potential amounts payable to named executive officers under the annual incentive and long-term incentive plans for fiscal 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards
		Level 1	Level 2	Level 3	Target	Superior	Maximum
		($)	($)	($)	(#)	(#)	(#)	($)

(a)	(b)	(d)	(dd)	(ddd)	(g)	(h)	(h)	(l)

Robert G. Culp, III	N/A 07/14/2016	328,364 --	656,728 --	820,910 --	-- 9,833	-- 14,750	-- 19,667	-- 275,324
Franklin N. Saxon	N/A 07/14/2016	417,918 --	835,837 --	1,044,796 --	-- 14,724	-- 22,086	-- 29,447	-- 412,272
Robert G. Culp, IV	N/A 07/14/2016	180,847 --	361,693 --	452,117 --	-- 7,352	-- 11,027	-- 14,703	-- 205,856
Boyd B. Chumbley	N/A 07/14/2016	123,915 --	247,830 --	309,788 --	-- 6,112	-- 9,168	-- 12,224	-- 171,136
Kenneth R. Bowling	N/A 07/14/2016	96,509 --	193,018 --	241,273 --	-- 3,778	-- 5,667	-- 7,556	-- 105,784

Annual incentive plan bonus

The fiscal 2017 annual incentive plan was structured to provide potential bonus payments to the participants based upon an economic value added (EVA) performance measurement.  The plan provides for bonuses based upon the EVA of the entire Company in the case of Mr. Saxon, Mr. Culp, III and Mr. Bowling, upon the EVA of the Culp Home Fashions (CHF) division for Mr. Culp, IV, and upon the EVA of the Culp Upholstery Fabrics (CUF) division for Mr. Chumbley.

EVA is calculated under the incentive plan by determining the capital employed in the portion of the Company that employs the award recipient (the entire Company or a division, referred to herein as a “reporting unit”, and then multiplying the capital employed by a cost of capital (stated as a percentage) to determine the “capital charge” for each reporting unit.  The sum of operating income (prior to bonus payments and excluding certain non-recurring items) earned by a reporting unit for each month during the fiscal year in excess of the capital charge for the reporting unit for that month is deemed to be the economic value added, or EVA, produced by the reporting unit for the year.  To the extent that EVA is produced by a reporting unit in a fiscal year, a sharing percentage is used to determine the bonus pool for the award recipients from that reporting unit.  The bonus pool is divided among the recipients from the reporting unit in accordance with proportions established by the Compensation Committee, stated as a target bonus opportunity for each participant.  The committee also establishes a target amount of EVA for each reporting unit.  The sharing percentage for award recipients increases if the reporting unit achieves EVA above the target level.  The target bonus (known as Level 1) is paid to each participant if the relevant reporting unit reaches its target EVA, and additional EVA levels were established for fiscal 2017 that could result in two times the target bonus (known as Level 2) and 2.5 times the target bonus (known as Level 3).

The bonus amounts paid under the fiscal 2017 annual incentive plan are reflected in the Summary Compensation Table in the “Non-Equity Incentive Compensation” column.  For our named executive officers who participated in the plan, the potential Level 1, Level 2, and Level 3 bonus payments based on EVA levels are described in the “Grants of Plan-Based Awards” table above.

For the Corporate plan, based on average capital employed of $85,000,000 and a capital charge of 18.0%, the EVA target for the Company was $10,284,000, which would have required operating income (before bonus payments and non-recurring items) of $25,584,000 for the Level 1 bonus.  The operating income level that would have been required for Level 2 bonuses was $30,914,000, with a Level 2 EVA target of $12,914,000, and Level 3 operating income at $34,575,000 with corresponding Level 3 EVA at $15,585,000.  The actual pre-bonus operating income achieved by the Company was $32,985,000 and actual average capital employed at year-end was $93,362,000, which resulted in an EVA calculation of $16,180,000 and bonuses for Messrs. Saxon, Culp, III and Bowling of 250% of their Level 1 bonus opportunities set forth in the “Grants of Plan-Based Awards” table.

The annual incentive bonus for Mr. Culp, IV was based on the same EVA performance measurement, but was determined by the financial performance of the CHF division only.  Based on average capital employed for that division of $69,000,000 and a capital charge of 18.0%, the EVA target for the CHF division was $11,390,000, which would have required operating income (before bonus payments and non-recurring items) of $23,810,000 for the Level 1 bonus.  The operating income level that would have been required for the Level 2 bonus was $28,320,000, with a Level 2 EVA target of $14,100,000, and Level 3 operating income at $31,840,000 with corresponding Level 3 EVA at $16,810,000.  The actual pre-bonus operating income achieved by the CHF division was $31,928,000 and actual average capital employed at year-end was $76,884,000, which resulted in an EVA calculation of $18,089,000 and Mr. Culp, IV receiving a bonus of 250% of his Level 1 bonus opportunity set forth in the “Grants of Plan-Based Awards” table.

The annual incentive bonus for Mr. Chumbley was based on the same EVA performance measurement, but was determined by the financial performance of the CUF division only.  Based on average capital employed for that division of $18,000,000 and a capital charge of 18.0%, the EVA target for the CUF division was $6,830,000, which would have required operating income (before bonus payments and non-recurring items) of $10,070,000 for the Level 1 bonus.  The operating income level that would have been required for the Level 2 bonus was $12,069,000, with a Level 2 EVA target of $8,469,000, and a Level 3 operating income at $13,888,000 with a corresponding Level 3 EVA of $10,108,000.  The actual pre-bonus operating income achieved by the CUF division was $12,144,000 and the average capital employed at year-end was $16,645,000, which resulted in an EVA calculation of $9,148,000 and Mr. Chumbley receiving a bonus of 220% of his Level 1 bonus opportunity set forth in the “Grants of Plan-Based Awards” table.

In addition to the incentive bonus under the regular plan based on EVA for the CHF division, bonus amounts were also earned by Mr. Culp, IV of $33,000 for fiscal 2017 based on the CHF division achieving specified levels of improvement in adjusted gross profit and in total inventory as a percent of net sales.  Mr. Culp, IV participates in a bonus arrangement that pays certain members of the CHF division’s management a quarterly bonus for improvements in the aforementioned areas.  Under the first component of the plan (based on adjusted gross profit), a level one bonus of $3,000 is paid for each quarter the total adjusted gross profit is .1% greater than the prior fiscal year’s annual results or a level two bonus of $6,000 for any quarter in which total adjusted gross profit exceeds the prior fiscal year’s annual results by .6%.  Under the second component of the plan (based on inventory as a percent of net sales), Mr. Culp, IV earns a level one bonus of $3,000 for each quarter finished inventory as a percent of net sales meets or exceeds the three year average results of the same quarter of the prior year or a level two bonus of $6,000 for any quarter in which finished inventory as a percent of net sales exceeds a 2% reduction from the previous three year average in the same quarter of the prior year.  Pursuant to this arrangement, Mr. Culp, IV received a bonus of $9,000 for the 1st quarter of fiscal 2017, $9,000 for the 2nd quarter of fiscal 2017, $9,000 for the 3rd quarter of fiscal 2017, and $6,000 for the 4th quarter of fiscal 2017.  The first component of the plan, at the second level, was earned in every quarter.  The second component of the plan was not earned at either level in any quarter.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our named executive officers held as of the end of fiscal 2017.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Robert G. Culp, III	6/24/2014(3) 7/15/2015(4) 7/14/2016(5)	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	24,481 17,648 17,978	785,840 566,501 577,096

Franklin N. Saxon	6/24/2014(3) 7/15/2015(4) 7/14/2016(5)	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	35,609 26,424 26,918	1,143,049 848,210 864,081

Robert G. Culp, IV	6/17/2008(2) 6/24/2014(3) 7/15/2015(4) 7/14/2016(5)	15,000 -- -- --	-- -- -- --	7.08 -- -- --	6/17/2018 -- -- --	-- -- -- --	-- -- -- --	-- 17,780 13,194 14,703	-- 570,738 423,527 471,966

Boyd B. Chumbley	6/24/2014(3) 7/15/2015(4) 7/14/2016(5)	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	15,838 10,185 6,112	508,400 326,939 196,195

Kenneth R. Bowling	6/24/2014(3) 7/15/2015(4) 7/14/2016(5)	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	9,137 6,102 6,907	293,298 195,874 221,719

(1)            We calculated these values using a price of $32.10, the closing price per share of our common stock on the New York Stock Exchange as of April 30, 2017.

(2)            The options in this grant vested in five equal installments on the first five anniversaries of the grant date.  As of the end of fiscal 2017, 100% of the options had vested.

(3)            The restricted stock units in this grant vest over the requisite service period of three years from the date of grant of June 24, 2014.  The number of shares that can be earned is based on whether certain pre-established performance targets are met as defined in the agreement at the end of the three year vesting period.

(4)            The restricted stock units in this grant vest over the requisite service period of three years from the date of grant of July 15, 2015.  The number of shares that can be earned is based on whether certain pre-established performance targets are met as defined in the agreement at the end of this three year vesting period.

(5)            The restricted stock units in this grant vest over the requisite service period of three years from the date of grant of July 14, 2016.  The number of shares that can be earned is based on whether certain pre-established performance targets are met as defined in the agreement at the end of this three year vesting period.

Option Exercises and Stock Vested

The following table provides information about stock options exercised and common stock acquired on vesting by the named executive officers in fiscal 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Robert G. Culp, III	10,000	244,000 (2)	9,086	260,405(1)
Franklin N. Saxon	50,000	1,220,000 (2)	11,563	331,396(1)
Robert G. Culp, IV	--	--	4,620	132,409(1)
Boyd B. Chumbley	--	--	11,923	341,713(1)
Kenneth R. Bowling	--	--	--	--

(1) Value realized based on $28.66 per share, the closing price of our common stock on June 14, 2016, the trading day the stock award vested.

(2) Value realized based on $33.15 per share, a selling price of our common stock during March 7, 2017, the day the options were exercised.

The shares acquired and value realized shown in the “Stock Awards” columns in the table above reflect shares that vested and were awarded to the named executive officers pursuant to the Company’s long-term incentive program that has granted restricted stock units to the named executive officers, as described in the “Compensation Disclosure and Analysis” section of this proxy statement.

A total of 36,190 restricted stock units were granted to named executive officers during fiscal 2014, with each unit consisting of the right to receive between zero and two shares of the Company’s common stock based on the achievement of cumulative operating income, excluding certain one-time or unusual items of the Company, or the division that employs the award recipient, during the three fiscal years following the grant (fiscal years 2014 – 2016 for the restricted stock units granted in fiscal 2014).

The long-term incentive program for Mr. Culp, III and Mr. Saxon was based upon the three-year cumulative operating income, excluding certain one-time or unusual items of the Company on a consolidated basis.  The three-year cumulative operating income threshold amount (below which no shares would be earned for each restricted stock unit) was $67,787,000, the target level (at which one share would be earned for each unit) was $72,531,000, the superior level (at which 1.5 shares would be earned for each unit) was $77,493,000, and the maximum level (at which two shares would be earned for each unit) was $82,677,000.  The actual three-year cumulative operating income level achieved, excluding certain one-time or unusual items, for the Company was $71,367,000, resulting in the vesting of the stock shown in the table above for Mr. Culp, III and Mr. Saxon.

The long-term incentive program for Mr. Culp, IV was based upon the three-year cumulative operating income, excluding certain one-time or unusual items, of the CHF division only.  The three-year cumulative operating income threshold amount (below which no shares would be earned for each restricted stock unit) was $63,977,000, the target level (at which one share would be earned for each unit) was $68,455,000, the superior level (at which 1.5 shares would be earned for each unit) was $73,138,000, and the maximum level (at which two shares would be earned for each unit) was $78,031,000.  The actual three-year cumulative operating income level achieved, excluding certain one-time or unusual items, for the CHF division was $65,682,000, resulting in the vesting of the stock shown in the table above for Mr. Culp, IV.

The long-term incentive program for Mr. Chumbley was based upon the three-year cumulative operating income, excluding certain one-time or unusual items, of the CUF division only.  The three-year cumulative operating income threshold amount (below which no shares would be earned for each restricted stock unit) was $22,353,000, the target level (at which one share would be earned for each unit) was $23,918,000, the superior level (at which 1.5 shares would be earned for each unit) was $25,554,000, and the maximum level (at which two shares would be earned for each unit) was $27,264,000.  The actual three-year cumulative operating income level achieved, excluding certain one-time or unusual items, for the CUF division $27,455,000, resulting in the vesting of the stock shown in the table above for Mr. Chumbley.

Nonqualified Deferred Compensation

We maintain a nonqualified deferred compensation plan for certain management employees.  The following table provides information about amounts we contributed to the named executive officers’ plan accounts in fiscal 2017, voluntary contributions to the plan by those executive officers, and the executive officers’ earnings under the plan.  The last column shows each executive officer’s total account balance as of the end of fiscal 2017.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE

	($)	($)	($)	($)	($)

(a)	(b)	(c)(1)	(d)(2)	(e)	(f)
Robert G. Culp, III	--	67,588	89,071	--	1,070,776
Franklin N. Saxon	35,466	134,302	115,691	--	2,387,295
Robert G. Culp, IV	--	30,231	16,146	--	225,508
Boyd B. Chumbley	57,476	31,076	11,821	--	270,777
Kenneth R. Bowling	--	27,473	10,179	--	216,588

(1)            All amounts in this column are included in column (i), “All Other Compensation,” of the Summary Compensation Table on page 23.

(2)            Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” of the Summary Compensation Table:  Mr. Culp, III - $23,195; Mr. Saxon – $52,954; Mr. Culp, IV – $4,686; Mr. Bowling – $4,647; and Mr. Chumbley - $5,251.

Under the plan, each participant may elect to defer up to 100% of his annual salary or bonus into his plan account.  In addition, we have the ability to make Company contributions in any amount to any participant’s account.  We have agreed with Mr. Saxon and Mr. Culp, III to contribute an amount equal to 15% of their annual salaries to their plan accounts during fiscal 2017.  Additionally, Mr. Culp, IV and Mr. Bowling received Company contributions equal to 10% of their annual salaries for fiscal 2017.   We have also agreed to pay the officer’s share of social security taxes on the amount of our contributions.  Aside from the aforementioned contributions, we did not make Company contributions to the account of any plan participant in fiscal 2017.

Our Compensation Committee sets the rate of interest for plan accounts.  The current rate, set in fiscal 2003, is equal to the rate for 30-year treasury notes plus 2.5%.  We currently compound interest on a monthly basis.

In general, if a participant’s employment terminates for any reason other than death, he will receive his account balance in a lump sum payment within 30 days after termination.  However, certain participants who are officers or shareholders of our Company, including the five named executive officers listed above, must wait six months after termination before receiving a distribution from the plan.

If a participant dies, we will pay his account balance to his beneficiary in a single lump sum within 30 days.

A participant may request to receive an early distribution of all or a portion of his account balance if he suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant’s control.  A committee consisting of the chief executive officer, the chief financial officer and the head human resources officer has sole discretion to grant or deny such requests.

In addition, we have the right to terminate the plan at any time and distribute all account balances.  If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

Because this is a nonqualified plan, benefits are unsecured.  This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

During fiscal 2017, the Company was party to change of control and non-competition agreements with Mr. Culp, III, Mr. Saxon, Mr. Culp, IV and Mr. Bowling.  A similar agreement was executed with Mr. Chumbley in fiscal 2018.

The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company.  The agreements are not ordinary employment agreements.  Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance.  Each agreement has a rolling three-year term.

Under these agreements, any of the following events would be a “change of control”:

•	any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);

•
a merger or consolidation involving us and another entity, if we are not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;

•	our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or

•	a change in the majority of our directors that our directors have not approved.

Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

(1)	the officer is terminated in anticipation of the change of control,
(2)	the officer is terminated within three years after the change of control for any reason other than death, disability or for cause, or
(3)	the officer terminates his employment during that three-year period following the change of control because we (or our survivor) change his employment conditions in a negative and material way.

Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times his total compensation.  “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs.  In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well.  However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Each agreement currently allows the officer to choose whether to receive his change of control payment in a single lump sum or in equal monthly installments over the thirty-six month period following termination.

The agreements also provide for an additional payment of one year’s total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer’s employment terminates following a change of control.  Under these covenants, each officer has agreed not to compete with us or solicit our customers or employees for 12 months following termination.  The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

The following table estimates the total amounts we would owe Mr. Culp, III, Mr. Saxon, Mr. Culp, IV and Mr. Bowling under these agreements if there had been a change of control (and all agreements had been in effect at that time), and the officers had been terminated, on April 30, 2017, the last day of fiscal 2017.

Estimated Payments under Change of Control and Non-competition Agreements

Name	Change of Control Payment ($)	Non-Competition Payment ($)	Total Payment ($)
Mr. Culp, III	$1,306,889	$656,728	$1,963,617
Mr. Saxon	$1,663,314	$835,836	$2,499,150
Mr. Culp, IV	$913,555	$459,073	$1,372,628
Mr. Bowling	$618,840	$310,975	$929,815
Mr. Chumbley(1)	$739,773	$371,745	$1,111,518

(1)            No agreement was in place with Mr. Chumbley at the end of fiscal 2017, but a similar agreement was executed with Mr. Chumbley during the first part of fiscal 2018.  The amounts reflected are the amounts that would have been due to Mr. Chumbley if the agreement had been in effect at the end of fiscal 2017.

In addition, as disclosed above, our named executives have received restricted stock units under our 2007 Equity Incentive Plan and our 2015 Equity Incentive Plan, pursuant to our long-term incentive program.  If a change in control (as defined in the 2007 Equity Incentive Plan and the 2015 Equity Incentive Plan, respectively) occurred, the restricted stock units under those programs would immediately vest at the target level of stock units.  These restricted stock unit awards are described in more detail under the caption “Compensation Discussion and Analysis—Long-Term Incentive Awards,” and are disclosed in the “Stock Awards” columns of the “Outstanding Equity Awards at Fiscal Year-End” table.  If a change in control had occurred as of the end of our most recent fiscal year, and based upon the price of our common stock on that date, the following named executive officers would have received stock with the following values:  Mr. Culp, III -- $991,826; Mr. Saxon -- $1,468,286; Mr. Culp, IV -- $733,132; Mr. Chumbley – $613,880; and Mr. Bowling -- $365,844.

COMPENSATION OF DIRECTORS
Directors who are also employees of the Company do not receive additional compensation for service as directors.  During fiscal 2017, we paid our non-employee directors the following compensation:

•	an annual retainer of $55,000 for the lead director and $50,000 for the other non-employee directors

•
a grant under our 2015 equity incentive plan of 1,200 shares of common stock to our directors that were participating on our Board at October 3, 2016.   Granted shares of common stock were measured at a fair market value of $29.80 per share based upon the closing price of our common stock at the date of grant (October 3, 2016).

The following table shows the total compensation earned by our non-employee directors in fiscal 2016 for their service on our board.

Name	Fees Earned or paid in cash	Stock Awards	Option Awards	Total
	($)	($)	($)	($)

(a)	(b)	(c) (1)	(d) (2)	(h)

Patrick B. Flavin	50,000	35,760	--	85,760
Fred A. Jackson	50,000	35,760	--	85,760
Kenneth R. Larson	50,000	35,760	--	85,760
Kenneth W. McAllister	55,000	35,760	--	90,760

(1)	The amounts reflected in this column are the grant date fair market value of the fully vested common stock awarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Larson (Chairman), Mr. Flavin, Mr. Jackson and Mr. McAllister.  None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 All transactions between the Company and related parties are reviewed and approved by our Audit Committee, which is made up entirely of independent directors.  We collect information about related party transactions from our officers and directors through annual questionnaires distributed to officers and directors.  Each director and officer agrees to abide by our Code of Business Conduct and Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and the officer or director must be reported to the Audit Committee and is subject to approval by the Audit Committee if and when appropriate.  The Code of Business Conduct and Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company.  The Audit Committee’s charter provides that the Audit Committee will review, investigate and monitor matters pertaining to the integrity or independence of the Board, including related party transactions.  The Audit Committee reviews and makes determinations about related party transactions or other conflicts of interest as they arise, and in addition the Audit Committee conducts an annual review of all related party transactions each fiscal year.  Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Code of Business Conduct and Ethics, which states that such transactions will only be approved when the Audit Committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest.  The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors.  The transaction described below was reviewed and approved by the Audit Committee using the Company’s policies and procedures described herein.

Lease Transactions.  During fiscal 2017, the Company leased an industrial facility from a partnership owned by Robert G. Culp, III, Chairman of the Board of Directors, and his spouse.  The lease was assumed by the Company in connection with its August 2008 acquisition of the knitted mattress fabrics operation of Bodet & Horst USA, LP, as the leased facility contained the fabric manufacturing operations of Bodet & Horst.   The facility contains 63,522 square feet of floor space and is located in High Point, North Carolina.  Effective October 1, 2014, we entered into a new lease agreement with the partnership noted above.  The new lease agreement requires monthly payments of $13,000 for a three year term commencing on October 1, 2014 through September 30, 2017.  This lease contains two successive options to renew the lease with each renewal period being three years.  The first and second renewal terms would require monthly payments of $13,100 and $13,200, respectively.  The lessor is generally responsible for maintenance only of roof and structural portions of the leased facility.  The industrial facility is leased on a “triple net” basis, with the Company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance.  The Company believes that the terms of this lease were no less favorable to the tenant than could have been obtained in arm’s length transactions with unaffiliated persons.  The total amount of rent paid by the Company under this related party lease totaled $156,000 in fiscal 2017 and fiscal 2016, and $155,000 in fiscal 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, any persons who hold more than ten percent of the Company’s common stock and certain trusts (collectively, “insiders”) to report their holdings of and transactions in the Company’s common stock to the Securities and Exchange Commission (the “SEC”).  Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since May 2, 2016.  Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports.  Under the SEC’s rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file.  Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that since May 2, 2016, its insiders have complied with all applicable Section 16(a) reporting requirements, except that Robert G. Culp, IV did not timely file a report for two transactions during fiscal 2017 that each occurred as a result of a trade pursuant to a 10b5-1 trading plan adopted by Mr. Culp, IV.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors and must pre-approve all services provided by the independent auditors.  Both the independent auditors and the Company’s internal auditor report directly to and meet with the Audit Committee.

Management has the primary responsibility for financial statements and the reporting process.  The Company’s firm of independent auditors, which for fiscal year 2017 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.  The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended April 30, 2017.  The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management.  The Audit Committee also has considered whether Grant Thornton’s provision of non-audit services, if any, to the Company is compatible with the concept of auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017 for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Audit Committee.

Patrick B. Flavin, Chairman
Fred A. Jackson
Kenneth R. Larson
Kenneth W. McAllister

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in fiscal 2017 and fiscal 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees	$467,860	$442,330
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees (1)	--	18,656

(1)            All other fees consist of fees for assistance with compliance with new IRS Tangible Property Regulations and the S-8 associated with the 2015 Equity Incentive Plan.

The Audit Committee’s policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors.  Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting.  The Audit Committee pre-approved 100% of the services provided by Grant Thornton during fiscal 2017.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board is responsible for the appointment, compensation and retention of our independent auditors.  Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2017.  The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2018.  If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

Grant Thornton LLP has served as the independent auditor for the Company since 2007.  Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders’ questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Grant Thornton LLP as independent auditors for fiscal year 2018.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 require that shareholders vote on an advisory resolution approving the compensation policies and procedures for the Company’s named executive officers.  A list of named executive officers is provided in the “Summary Compensation Table” on page 23.  This advisory vote, commonly referred to as a Say on Pay vote, is non-binding.

As outlined in the Compensation Discussion and Analysis beginning on page 14, the primary purpose of the Company’s executive compensation program is to support the corporate business goals of increasing earnings, return on capital and shareholder value. To that end, the compensation program focuses on four secondary objectives:

•	Embracing a pay for results philosophy. Total pay is directly aligned with Company performance success through the use of management incentives;

•	Attracting and retaining management with the knowledge, skills and ability to lead the Company successfully;

•	Fairly compensating management for their service to the Company, which helps to retain and motivate them; and

•	Aligning long-term interests of management with those of shareholders.

In support of these secondary objectives, the Compensation Committee, which is comprised exclusively of independent directors, provides compensation for our executive officers, including named executive officers, that represents conservative salaries coupled with challenging performance metrics and variable incentives.  As such, our executive compensation program is sensitive to the following factors:

(1)	The compensation paid to executive officers at comparable companies, but accomplished through lower salaries and higher annual incentive opportunities, coupled with lower long-term incentives;

(2)
The Company’s financial results compared to challenging performance targets (currently EVA, or Economic Value Added for annual incentives and operating income and total shareholder return for long-term incentives); and

(3)	Each individual officer’s assessed performance contribution to the Company.

Relying on these three factors, the Compensation Committee has developed a compensation program that includes a mixture of fixed and performance-based compensation.  Fixed compensation reflects executives’ performance and contribution to the Company as well as base salaries of executives at comparable companies.  Performance-based compensation includes both annual bonuses tied to achievement of pre-established, short-term financial goals and equity awards designed to align executives’ long-term interests with those of shareholders.  The Company encourages shareholders to read the Executive Compensation section of this proxy statement for additional information on compensation policies and procedures.  This material is found on pages 14 to 32.

In addition, our corporate culture and compensation philosophy calls for rewarding successful results, rather than effort, through performance-based and variable incentives.  Our compensation program is intended to support the following:

•	continuing to be a market leader in terms of product innovation within our industry;

•	a planned and disciplined approach to managing the business and the utilization of capital;

•	maintaining a strong focus on growth, return on capital and shareholder returns;

•	prudent/calculated risk taking;

•	being more team oriented than individual-accountability oriented;

•	decision making that is decentralized as pertains to sales, marketing and operations, and centralized as pertains to strategic matters; and

•	a balanced time perspective as relates to the long-term and the short-term.

Because the Board of Directors and the Compensation Committee believe these compensation policies, procedures and our corporate culture and compensation philosophy advance the Company’s short- and long-term interests, the Board recommends an advisory vote “for” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures in this proxy statement.”

While this vote is not binding on the Board of Directors, the Compensation Committee will consider the vote results when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the Company’s executive compensation.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934 also require shareholders to provide an advisory vote regarding how frequently Say on Pay votes on executive compensation should occur. This advisory vote is required to be held this year and at least once every six years. Shareholders may vote to hold Say on Pay votes once a year, once every two years, or once every three years, and may also abstain from voting. This advisory vote is non-binding.

After careful consideration, the Board of Directors has determined that an annual advisory vote on executive compensation is in the best interests of the Company, and therefore recommends that shareholders vote every “one year” for the frequency of Say on Pay votes on executive compensation.

In addition to allowing shareholders to frequently express their opinions regarding the Company’s compensation policies and procedures, holding Say on Pay votes on an annual basis furthers the Company’s policy of being responsive to shareholders.

The Board will take the results of this vote into account in determining how frequently to call for Say on Pay votes on executive compensation. However, because this vote is advisory and does not bind the Board of Directors in any way, the Board may determine that it is in the best interests of the Company to hold Say on Pay votes more or less frequently than the option recommended by this shareholder vote.

The Board of Directors recommends a vote to hold Say on Pay votes every “ONE YEAR.”

SHAREHOLDER PROPOSALS FOR 2018 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s bylaws.  For shareholder proposals, including nominations for director, to be considered for inclusion in the proxy statement for the 2018 Annual Meeting, the Company must receive such proposals no later than April 20, 2018.  The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.  In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders, including nominations for director, to be considered at the Annual Meeting.  In general, written notice must be received by the Company’s Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting, and must contain information specified in the bylaws concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter and, in the case of nominations for director, setting forth certain biographical and other information about the persons nominated (see also “Director Nomination Process” on page 11).  Accordingly, to be considered at the 2018 Annual Meeting, proposals must be received by the Company’s Secretary no earlier than June 21, 2018 and no later than July 21, 2018.  Shareholder proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, High Point, North Carolina 27265.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the proxy statement and Annual Report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement.  The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and Annual Report to any shareholder residing at an address to which only one copy was mailed.  Requests for additional copies and/or requests for multiple copies of the proxy statement and Annual Report in the future should be directed to Culp Inc., Attn. Kenneth R. Bowling, 1823 Eastchester Drive, High Point, North Carolina 27265, or by calling (336) 889-5161 and asking to speak to Mr. Bowling.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement and Annual Report may contact the Company as noted above to request that only a single copy of the proxy statement and Annual Report be mailed in the future.

OTHER MATTERS

The Company’s management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein.  Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

By Order of the Board of Directors,

FRANKLIN N. SAXON
President & Chief Executive Officer

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2017 ANNUAL REPORT ON FORM 10‑K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO.  SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION:  KENNETH R. BOWLING, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, HIGH POINT, NORTH CAROLINA 27265.

CULP

IMPORTANT ANNUAL MEETING INFORMATION

**Electronic Voting Instructions**

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 20, 2017.**

**Vote by Internet**

- Go to **www.investorvote.com/culp**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

**Vote by telephone**

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Proxy Card

**IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.**

**A Proposals — The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3 and every ONE YEAR on Proposal 4.**

1. Election of Directors:

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Robert G. Culp, III | ☐ | ☐ | 02 - Patrick B. Flavin | ☐ | ☐ | 03 - Fred A. Jackson | ☐ | ☐ |
| 04 - Kenneth R. Larson | ☐ | ☐ | 05 - Kenneth W. McAllister | ☐ | ☐ | 06 - Franklin N. Saxon | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. PROPOSAL to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal 2018. | ☐ | ☐ | ☐ |
| 3. Say on Pay - An advisory vote on executive compensation. | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Say on Frequency - An advisory vote on the frequency of Say on Pay votes on executive compensation. | ☐ | ☐ | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Be sure to date and sign this Proxy. (Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

02NOPB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

CULP

## Proxy — Culp, Inc.

**This Proxy is Solicited on Behalf of the Board of Directors**

The undersigned hereby appoints Robert G. Culp, III, Kenneth R. Bowling and Franklin N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 20, 2017, at the Annual Meeting of Shareholders to be held on September 20, 2017, or any adjournment or adjournments thereof.

**This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1; for proposals 2 and 3, and for every one year for proposal 4. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy also confers discretionary authority to vote on the approval of minutes, any matters incident to the conduct of the meeting, or any other matters that may properly come before the meeting.**

**PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.**